UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2025

FIRST BUSEY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	0-15950	37-1078406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11440 Tomahawk Creek Parkway

Leawood, Kansas 66211

(Address of principal executive offices) (Zip Code)

(217) 365-4544

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BUSE	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 1, 2025, First Busey Corporation, a Nevada corporation (“Busey”), completed its previously announced merger (the “Merger”) with CrossFirst Bankshares, Inc., a Kansas corporation (“CrossFirst”), pursuant to the Agreement and Plan of Merger, dated as of August 26, 2024 (the “Merger Agreement”), by and between Busey and CrossFirst. At the closing of the Merger, CrossFirst merged with and into Busey with Busey continuing as the surviving corporation.

The Merger Agreement further provides that at a date and time following the Merger as determined by Busey, CrossFirst Bank, a Kansas state-chartered bank and a wholly owned subsidiary of CrossFirst, will merge with and into Busey Bank, an Illinois state-chartered bank and a wholly owned subsidiary of Busey, with Busey Bank as the surviving bank (the “Bank Merger”). The Bank Merger is expected to close on June 20, 2025.

Merger Consideration

Upon the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of CrossFirst (“CrossFirst Common Stock”) outstanding immediately prior to the Effective Time, other than certain shares held by CrossFirst or Busey, was converted into the right to receive 0.6675 of a share (the “Exchange Ratio”) of common stock, par value $0.001 per share, of Busey (“Busey Common Stock”). Holders of CrossFirst Common Stock will receive cash in lieu of fractional shares.

At the Effective Time, each share of Series A Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, of CrossFirst outstanding immediately prior to the Effective Time was converted into the right to receive one share of a newly created series of preferred stock of Busey (“New Busey Preferred Stock”).

Treatment of Busey’s Equity Awards

Following the closing, except as otherwise provided in the Merger Agreement, Busey equity awards generally remain outstanding and subject to the same terms and conditions as applied immediately prior to the Effective Time.

Each performance-based restricted stock unit award (“PSU”) issued by Busey and outstanding immediately prior to the Effective Time and earned based on Core Return on Average Tangible Common Equity (the “ROATCE PSUs”) was deemed earned with the achievement of the applicable performance goals based on actual performance through December 31, 2024, the latest practicable date prior to the Effective Time, and otherwise remains subject to the same terms and conditions (including service-based vesting terms) as applied to such ROATCE PSUs immediately prior to the Effective Time. The ROATCE PSUs have been deemed earned (i) at 100% of the target level of performance, for the ROATCE PSUs granted in 2023 and (ii) at 75% of the target level of performance, for the ROATCE PSUs granted in 2024.

Each Busey PSU previously granted that is tied to total stockholder return (“TSR”, and such PSUs, the “TSR PSUs”) with a performance period that ended December 31, 2024 (excluding TSR PSUs previously held by retirees) will be replaced, and each TSR PSU outstanding immediately prior to the Effective Time with performance periods ending December 31, 2025 and December 31, 2026 (including existing TSR PSUs held by retirees) will be modified, each effective March 1, 2025, such that the resulting new or modified PSUs (collectively, the “Merger PSUs”) will be earned based on Busey’s relative TSR rank as compared to the KBW Regional Banking Index, measured at the end of a performance period commencing January 1, 2025 and ending December 31, 2026. The Merger PSUs will be subject to the terms and conditions of Busey’s Amended 2020 Equity Incentive Plan and the applicable award agreements. The target number of PSUs subject to each such Merger PSU will be determined based on the number of PSUs that would have been earned in respect of the corresponding TSR PSU had performance for such corresponding TSR PSU been determined based on actual performance as of August 26, 2024, the day immediately prior to the announcement of the Merger, which will be (i) in the case of the 2022 TSR PSUs, 94.5% of the original target level of performance, (ii) in the case of the 2023 TSR PSUs, 96.2% of the original target level of performance, and (iii) in the case of the 2024 TSR PSUs, 76.9% of the original target level of performance. Such target number will also reflect the number of dividend equivalents accrued in respect of the corresponding existing TSR PSU that would have been earned based on the same actual TSR performance.

Each outstanding Busey time-based restricted stock unit award (the “Busey RSUs”) will vest in equal annual installments over three (3) years following the Effective Time; provided that if any Busey RSU would otherwise vest by its terms on an earlier date, any then-unvested portion as of such date shall vest on such original vesting date.

Each Busey equity award will be subject to double-trigger vesting upon an involuntary termination within twelve (12) months following the Effective Time (at target performance, in the case of Merger PSUs).

Treatment of CrossFirst’s Equity Awards

Each CrossFirst restricted stock award held by a CrossFirst non-employee director and each deferred share of CrossFirst Common Stock that is credited to a director participant’s account under the CrossFirst 2018 Directors’ Deferred Fee Plan, in each case outstanding as of immediately prior to the Effective Time, was converted into the right to receive shares of Busey Common Stock based on the Exchange Ratio. Each CrossFirst time-based restricted stock unit award (the “CrossFirst RSUs”) outstanding immediately prior to the Effective Time was converted into a restricted stock unit in respect of Busey Common Stock (a “Busey RSU”) based on the Exchange Ratio (rounded to the nearest whole share), subject to the same terms and conditions as were applicable to the CrossFirst RSUs prior to the Effective Time, and each CrossFirst performance-based restricted stock unit award (the “CrossFirst PSU”) was converted into a time-based Busey RSU based on the Exchange Ratio, subject to the same terms and conditions as were applicable to the CrossFirst PSUs prior to the Effective Time, assuming the achievement of the applicable performance goals based on, for the CrossFirst PSUs granted in 2023, actual performance through December 31, 2024, and, for the CrossFirst PSUs granted in 2024, target performance (rounded to the nearest whole share). Each CrossFirst stock-settled stock appreciation right (the “CrossFirst SARs”) outstanding immediately prior to the Effective Time was converted into a stock appreciation right in respect of Busey Common Stock based on the Exchange Ratio (rounded down to the nearest whole share), generally subject to the same terms and conditions as were applicable to the CrossFirst SAR prior to the Effective Time.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03.	Material Modifications to Rights of Security Holders.

Articles Amendment

In connection with the completion of the Merger, Busey filed (i) a Certificate of Amendment with the Nevada Secretary of State in order to amend its articles of incorporation (as amended, the “Articles”) to increase the number of authorized shares of Busey Common Stock from 100 million to 200 million (the “Articles Amendment”) and (ii) a Certificate of Designation to fix the designation, preferences, limitations and relative rights of the New Busey Preferred Stock (the “Certificate of Designation”). The Articles Amendment and Certificate of Designation each became effective shortly prior to the Effective Time. At the Effective Time and pursuant to the Merger Agreement, Busey issued 7,750 shares of New Busey Preferred Stock.

The description of the New Busey Preferred Stock under the section of the joint proxy statement/prospectus filed by Busey with the U.S. Securities and Exchange Commission (the “Commission”) on November 13, 2024 (the “Joint Proxy Statement/Prospectus”) entitled “Description of New Busey Preferred Stock” is incorporated herein by reference.

The foregoing summary and referenced description of the Articles Amendment and New Busey Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles, the Articles Amendment and Certificate of Designation, respectively, copies of which are filed as Exhibits 3.1 (as further amended by the amendment filed as Exhibit 3.2 hereto), 3.3 and 3.6, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors

In accordance with the terms of the Merger Agreement and the Bylaw Amendment (as defined in Item 5.03 below), as of the Effective Time, the number of directors that comprise the full board of directors of Busey (the “Board”) was increased to thirteen (13), of which (i) eight (8) were directors of Busey or Busey Bank immediately prior to the Effective Time, including Van A. Dukeman and such other directors as determined by Busey (the “Busey Designated Directors”), and (ii) five (5) were directors of CrossFirst immediately prior to the Effective Time, including Michael J. Maddox and Rodney K. Brenneman and such other directors as determined by CrossFirst (the “CrossFirst Designated Directors”).

Resignation of Busey Directors

In connection with the Merger, at the Effective Time, Samuel P. Banks, George Barr, Gregory B. Lykins and Cassandra R. Sanford (the “Resigning Directors”) resigned as members of the Board. The resignations of the Resigning Directors were not the result, in whole or in part, of any disagreement with Busey or Busey’s management.

Continued Service of Directors; Election of Directors

The eight (8) Busey Designated Directors that continue to serve on the Board (or in the case of Scott A. Wehrli and Tiffany B. White, were appointed to the Board), in each case effective from and after the Effective Time, are as follows: Van A. Dukeman, Stanley J. Bradshaw, Michael D. Cassens, Karen M. Jensen, Frederic L. Kenney, Stephen V. King, Scott A. Wehrli and Tiffany B. White.

The five (5) CrossFirst Designated Directors that were appointed by the Board to fill the vacancies resulting from the resignations referred to above and the increase in the size of the Board to thirteen (13) as of the Effective Time, in each case effective from and after the Effective Time, are as follows: Michael J. Maddox, Rodney K. Brenneman, Steven W. Caple, Jennifer M. Grigsby and Kevin S. Rauckman (together with Scott A. Wehrli and Tiffany B. White, the “New Directors”).

In accordance with the Merger Agreement and the Bylaw Amendment, effective as of the Effective Time, (i) Mr. Dukeman continues to serve as the Executive Chairman of the Board and as the Chief Executive Officer of Busey, reporting to the Board, and as the Executive Chairman of Busey Bank, reporting to the board of directors of Busey Bank (the “Bank Board”) and (ii) Mr. Maddox was appointed to serve as the Executive Vice Chairman of the Board and as the President of Busey, reporting to the Chief Executive Officer of Busey, and as the Chief Executive Officer and President of Busey Bank, reporting to the Executive Chairman of the Bank Board.

Other than the Merger Agreement and the Maddox Letter Agreement (as defined below), there are no arrangements between the New Directors and any other person pursuant to which the New Directors were selected as directors. There are no transactions in which any New Director has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Biographical Information of New Directors

Biographical Information of Scott A. Wehrli

Mr. Wehrli is Chairman and Principal of DuKane Precast Incorporated, a producer of pre-stressed, precast concrete wall panels, columns, beams and parking deck components with plant facilities in Naperville, Aurora and Plainfield, Illinois. He has also served as the mayor of Naperville, Illinois, since 2023.

Prior to its acquisition by Busey, he served as a member of the First Community Financial Partners, Inc. (“First Community”) Board of Directors and on its capital, strategic, leadership and compensation committees. Mr. Wehrli was elected to the Busey Bank Board of Directors in 2017 when First Community Financial Bank merged into Busey Bank. He became a member of the Board at the Effective Time. Mr. Wehrli is currently a member of the Enterprise Risk Committee.

Biographical Information of Tiffany B. White

Dr. White is Professor of Business Administration and Advertising, and the Bruce and Anne Strohm Faculty Fellow in the Gies College of Business at the University of Illinois. She serves as Academic Director of the MS in Management program at Gies and Faculty Athletics Representative for the University of Illinois, Big 10 and NCAA.

Dr. White has served as a member of Busey Bank’s Board of Directors since 2021 before joining the Board at the Effective Time. Currently, she is a member of the Audit Committee.

Biographical Information of CrossFirst Designated Directors

Biographical information related to the CrossFirst Designated Directors can be found under the heading “Information Regarding the Board and Director Nominees” under Proposal 1 in CrossFirst’s 2024 Proxy Statement filed with the Commission on March 26, 2024, which is incorporated herein by reference.

Lead Independent Director

Pursuant to the Merger Agreement and Bylaw Amendment, Mr. Brenneman was appointed as the Lead Independent Director of the Board effective as of the Effective Time.

Board Committees after the Merger

The committees of the Board are comprised of the following members, in each case effective as of the Effective Time:

•	The Audit Committee will be chaired by Frederic L. Kenney, and will also include Michael D. Cassens, Jennifer M. Grigsby, Kevin S. Rauckman and Tiffany B. White.

•	The Enterprise Risk Committee will be chaired by Michael D. Cassens, and will also include Jennifer M. Grigsby, Karen M. Jensen, Kevin S. Rauckman and Scott A. Wehrli.

•	The Executive Management Compensation and Succession Committee will be chaired by Stephen V. King, and will also include Stanley J. Bradshaw, Rodney K. Brenneman, Steven W. Caple and Karen M. Jensen.

•	The Nominating and Corporate Governance Committee will be chaired by Stanley J. Bradshaw, and will also include Rodney K. Brenneman, Steven W. Caple, Frederic L. Kenney and Stephen V. King.

Director Compensation

Each New Director (other than Mr. Maddox, who will be compensated as an executive officer) will be compensated for such service in accordance with Busey’s non-employee director compensation program on the same basis as other non-employee directors, as described under “Director Compensation” in Busey’s 2024 Proxy Statement filed with the Commission on April 12, 2024.

Executive Officers

Dukeman Letter Agreement

As previously described in the Joint Proxy Statement/Prospectus, Mr. Dukeman and Busey entered into a letter agreement in connection with the Merger (the “Dukeman Letter Agreement”). Except as provided therein, the Dukeman Letter Agreement does not amend or change Mr. Dukeman’s existing employment agreement.

The Dukeman Letter Agreement has previously been described under the section of the Joint Proxy Statement/Prospectus entitled “The Merger—Interests of Certain Busey Directors and Executive Officers in the Merger—Letter Agreement with Van A. Dukeman,” which description is incorporated herein by reference. The foregoing description of the Dukeman Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Dukeman Letter Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Maddox Letter Agreement

Effective as of the Effective Time, Michael J. Maddox, age 55, the President and Chief Executive Officer of CrossFirst prior to the Effective Time, was appointed Executive Vice Chairman of the Board and as the President of Busey, reporting to the Chief Executive Officer of Busey, and as the Chief Executive Officer and President of Busey Bank, reporting to the Executive Chairman of the Bank Board.

Mr. Maddox has over 20 years of banking experience. Mr. Maddox served as President and CEO of CrossFirst from June 1, 2020 until the Effective Time. He continues to serve as CEO of CrossFirst Bank, a role he has held since November 28, 2008. He also served as President of CrossFirst Bank from November 28, 2008 until July 1, 2022 when the roles of CEO and President of CrossFirst Bank were split. Prior to joining CrossFirst Bank, he was a Regional President for Intrust Bank. In this role, he managed Intrust Bank’s operations in Northeast Kansas. Mr. Maddox attended the University of Kansas from which he received a business degree and a law degree. Mr. Maddox completed the Graduate School of Banking at the University of Wisconsin – Madison in 2003. Mr. Maddox is involved with a number of community organizations, including the Kansas City Civic Council. He served on the board of CrossFirst Bank from 2008 until the Effective Time and served as the Chairman of the Board of CrossFirst Bank until the Effective Time.

As previously described in the Joint Proxy Statement/Prospectus, Mr. Maddox and Busey entered into a letter agreement in connection with the Merger (the “Maddox Letter Agreement”). The Maddox Letter Agreement has previously been described under the section of the Joint Proxy Statement/Prospectus entitled “The Merger—Interests of Certain CrossFirst Directors and Executive Officers in the Merger—Letter Agreement with Michael J. Maddox,” which description is incorporated herein by reference. The foregoing description of the Maddox Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Maddox Letter Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Other than the Merger Agreement and the Maddox Letter Agreement, there are no arrangements or understandings between Mr. Maddox and any person pursuant to which he was selected as the Executive Vice Chairman of Busey.

There are no family relationships between Mr. Maddox and any of Busey’s directors, executive officers or persons nominated or chosen by Busey to become a director or executive officer, and Mr. Maddox is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Additional Executive Appointments

In connection with the Merger, effective at the Effective Time, (i) Amy J. Fauss, the Chief Operating Officer of CrossFirst prior to the Effective Time, was appointed Chief Information and Technology Officer of Busey and Busey Bank and (ii) Chip S. Jorstad, President of Credit and Bank Administration of Busey Bank, was appointed Chief Credit Officer of Busey Bank.  W. Randall Rapp, the President of CrossFirst Bank, advised Busey that he will retire following the Merger and will not assume the position of President of Busey Bank as previously announced. Michael J. Maddox became the Chief Executive Officer and President of Busey Bank at the Effective Time.

Executive Agreements

Effective at the Effective Time, Busey entered into retention agreements with certain of its executive officers, including Amy L. Randolph, John J. Powers and Monica L. Bowe. The retention agreements each provide for payment of a retention bonus (the “Retention Bonus”) in the amount of $2,091,870 for Ms. Randolph, $813,505 for Mr. Powers and $1,627,010 for Ms. Bowe, respectively, less all applicable withholdings and deductions, payable, in the case of Mr. Powers, in two equal installments within forty-five days following the Effective Time and on or as soon as practicable following the first anniversary of the Effective Time, and in the case of Ms. Randolph and Ms. Bowe, one-third within forty-five days following the Effective Time and one-third on or as soon as practicable following each of the first and second anniversaries of the Effective Time, in each case, subject to the executive’s continued employment through the relevant payment date. Pursuant to the retention agreements, each executive waives certain rights to terminate their employment with Busey for “good reason” pursuant to, and as defined in, the executive’s existing employment agreement with Busey, as described in the retention agreements. If the executive’s employment with Busey terminates prior to the final payment date by Busey without “cause”, by the executive for “good reason”, upon Busey’s non-renewal of the applicable term of employment or in the event of death or disability, then, subject to the effectiveness of a release, the Retention Bonus will vest.

Each executive will remain subject to the covenants regarding confidentiality, non-competition, non-solicitation and intellectual property set forth in such executive’s applicable employment agreement, and in the event Busey determines that the executive has violated any such covenants, the executive’s eligibility for and receipt of any unpaid portion of the Retention Bonus will immediately terminate.

In addition, effective at the Effective Time, Busey entered into employment agreements with certain of its executive officers, including Scott A. Phillips, Busey’s Interim Chief Financial Officer, Executive Vice President and Chief Accounting Officer. Mr. Phillips’ agreement provides for one-year employment terms that automatically renew each year unless either Mr. Phillips or Busey provides the other with notice of nonrenewal. The agreement reflects the terms and conditions of Mr. Phillips’ employment with Busey and entitles him to an annual base salary and annual performance bonuses and profit sharing benefits in accordance with Busey’s plans, as well as participation generally in Busey’s other employee benefit plans, including a $500,000 life insurance policy. Mr. Phillips’ agreement provides that, in the event that his employment is terminated by Busey other than for cause or disability or his agreement terminates due to Busey’s non-renewal of such agreement or if he terminates for good reason, he or his beneficiary will receive a severance payment equal to the sum of his annual base salary plus the amount of his most recent performance bonus and one year of continued health insurance coverage. The employment agreement also provides for payment of a Retention Bonus in the amount of $150,000, payable on the same terms as apply to Ms. Randolph and Ms. Bowe, as described above.

The foregoing description of the retention agreements and the employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Retention Agreement and the Employment Agreement, copies of which are filed as Exhibits 10.5 and 10.6, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the Merger and in accordance with the Merger Agreement, effective as of the Effective Time, the Second Amended and Restated Bylaws of Busey were amended to provide for certain arrangements related to the Board and the Bank Board (such amendment, the “Bylaw Amendment,” and Busey’s bylaws, as amended in accordance with the Bylaw Amendment, the “Bylaws”). The terms set forth in the Bylaw Amendment will be applicable until the later of (i) March 1, 2028 and (ii) the two (2)-year anniversary of the date of the bank merger (the “Specified Period”). These arrangements may be modified, amended or repealed by the Board by the affirmative vote of at least seventy-five percent (75%) of the entire Board.

The Bylaw Amendment provides that, effective as of the Effective Time, the number of directors that comprise the Board is thirteen (13), of which (i) eight (8) are Busey Designated Directors, including Mr. Dukeman, and (ii) five (5) are CrossFirst Designated Directors, including Mr. Maddox and Mr. Brenneman.

The Bylaw Amendment also provides that, effective as of the Effective Time, (i) Mr. Dukeman will continue to serve as the Executive Chairman of the Board and as the Chief Executive Officer of Busey, reporting to the Board, and as the Executive Chairman of Busey Bank, reporting to the Bank Board and (ii) Mr. Maddox will serve as the Executive Vice Chairman of the Board and as the President of Busey, reporting to the Chief Executive Officer of Busey, and as the Chief Executive Officer of Busey Bank, reporting to the Executive Chairman of the Bank Board.

The Bylaw Amendment also provides that, effective as of the date immediately following the earlier of (i) the twelve (12) month anniversary of the Bank Merger and (ii) the eighteen (18) month anniversary of the Effective Time, (a) Mr. Dukeman will continue to serve as the Executive Chairman of the Board, reporting to the Board, and as the Executive Chairman of the Bank Board, reporting to the Bank Board, and (b) Mr. Maddox will serve as the Executive Vice Chairman of the Board and as the Chief Executive Officer and President of Busey, reporting to the Board, and as the Chief Executive Officer of Busey Bank, reporting to the Bank Board.

If during the Specified Period Mr. Dukeman is no longer serving as the Chief Executive Officer of Busey for any reason prior to the time at which Mr. Maddox would otherwise become the Chief Executive Officer of Busey, Mr. Maddox will succeed Mr. Dukeman as Chief Executive Officer of Busey.

Messrs. Dukeman and Maddox can only be removed from the leadership positions described above, have their reporting relationships modified or have their employment arrangements amended in a manner that is adverse to them with a majority vote of the entire Board.

The Bylaw Amendment also provides that the composition of the Bank Board will be identical to that of the Board.

The Bylaw Amendment also addresses certain other governance matters, including (i) that Mr. Brenneman will serve as the Lead Independent Director of the Board for two years following the Effective Time and (ii) matters related to the committees of the Board and the composition of such committees.

The Merger Agreement and the Bylaw Amendment provide that, following the Effective Time, the headquarters of Busey will be located in or near Kansas City, Missouri and the main office and legal headquarters of Busey Bank will remain in Champaign, Illinois.

The foregoing description of the Bylaw Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws and the Bylaw Amendment, copies of which are filed as Exhibits 3.4 and 3.5, respectively to this Current Report on Form 8-K and are incorporated herein by reference. Capitalized terms used but not defined in this Item 5.03 shall have the meaning ascribed to such terms in the Bylaw Amendment.

Item 8.01.	Other Events.

On March 3, 2025, Busey issued a press release announcing the completion of the Merger. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

(i) Audited consolidated balance sheets of CrossFirst as of December 31, 2023 and 2024, the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows of CrossFirst for each of the three years in the period ended December 31, 2024, the notes related thereto, and the Independent Registered Public Accounting Firm Report of Forvis Mazars, LLP, dated February 24, 2025, are filed as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

(b)	Pro forma financial information.

Unaudited pro forma combined financial statements as of and for the year ended December 31, 2024, and the notes related thereto, are filed as Exhibit 99.3 to this Current Report on Form 8-K and are incorporated herein by reference.

(d)	Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description of Filed Exhibit

2.1	Agreement and Plan of Merger, dated August 26, 2024, by and between First Busey Corporation and CrossFirst Bankshares, Inc. (incorporated by reference to Exhibit 2.1 to First Busey Corporation’s Current Report on Form 8-K filed on August 27, 2024).

3.1	Amended and Restated Articles of Incorporation of First Busey Corporation, together with: (1) the Certificate of Amendment to Articles of Incorporation, dated July 31, 2007; (2) the Certificate of Amendment to Articles of Incorporation, dated December 3, 2009; (3) the Certificate of Amendment to Articles of Incorporation, dated May 21, 2010; and (4) the Certificate of Change Pursuant to Nevada Revised Statutes Section 78.209, dated September 8, 2015 (incorporated by reference to Exhibit 3.1 to First Busey Corporation’s Quarterly Report on Form 10-Q filed on November 6, 2015).

3.2	Certificate of Amendment to Articles of Incorporation of First Busey Corporation, dated May 22, 2020 (incorporated by reference to Exhibit 4.2 to First Busey Corporation’s Registration Statement on Form S-8 filed on May 29, 2020).

3.3	Certificate of Amendment to Articles of Incorporation of First Busey Corporation, dated February 27, 2025.*

3.4	Second Amended and Restated By-Laws of First Busey Corporation (incorporated by reference to Exhibit 3.1 to First Busey Corporation’s Current Report on Form 8-K filed on December 7, 2023).

3.5	Amendment to the Second Amended and Restated By-laws of First Busey Corporation.*

3.6	Certificate of Designation of Series A Non-Cumulative Perpetual Preferred Stock of First Busey Corporation.*

10.1	Letter Agreement, dated August 26, 2024, by and between First Busey Corporation and Van A. Dukeman (incorporated by reference to Exhibit 10.1 to First Busey Corporation’s Current Report on Form 8-K filed on August 27, 2024).

10.2	Letter Agreement, dated August 26, 2024, by and between First Busey Corporation and Michael J. Maddox (incorporated by reference to Exhibit 99.1 to First Busey Corporation’s Current Report on Form 8-K filed on August 27, 2024).

10.3	Employment Agreement, dated June 1, 2020, by and between CrossFirst Bankshares, Inc. and Michael J. Maddox.*

10.4	CrossFirst Bankshares, Inc. 2018 Omnibus Equity Incentive Plan, as Amended and Restated.*

10.5	Form of Retention Agreement, dated as of March 1, 2025.*

10.6	Employment Agreement, dated as of March 1, 2025, by and between First Busey Corporation, Busey Bank and Scott A. Phillips.*

23.1	Consent of Forvis Mazars, LLP.*

99.1	Press Release, dated March 3, 2025.*

99.2	Audited consolidated balance sheets of CrossFirst as of December 31, 2024 and 2023, the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows of CrossFirst for each of the three years in the period ended December 31, 2024, the notes related thereto, and the Independent Registered Public Accounting Firm Report of Forvis Mazars, LLP, dated February 24, 2025.*

99.3	Unaudited pro forma condensed combined financial statements as of and for the year ended December 31, 2024, and the notes related thereto.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2025	FIRST BUSEY CORPORATION

	By:	/s/ Scott A. Phillips
Scott A. Phillips
Interim Chief Financial Officer, Executive Vice President & Chief Accounting Officer